EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Investor Relations	Media Relations
Dave Spille	Kim Cornwall
webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 460-5910
DSpille@webMethods.com	KCornwall@webMethods.com

WEBMETHODS REPORTS SECOND QUARTER FINANCIAL RESULTS;
LICENSE REVENUE GROWTH ACCELERATES RETURN TO PRO FORMA
PROFITABILITY

FAIRFAX, Va. – October 21, 2004 – webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration software, today announced financial results for its fiscal second quarter ended September 30, 2004.

Total revenue for the fiscal second quarter ended September 30, 2004 was $51.2 million, compared to $41.8 million in the quarter ended June 30, 2004 and $45.4 million in the prior year period. License revenue for the September 2004 quarter was $23.8 million, compared to $14.2 million in the June 2004 quarter and $22.0 million in the prior year period.

Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the September 2004 quarter was $3.3 million, or a loss of $0.06 per share, compared to a net loss of $10.8 million, or $0.20 per share, in the June 2004 quarter and a net loss of $4.5 million, or $0.09 per share, in the prior year period. Excluding certain charges that are described below in “Non-GAAP Financial Measures,” the company reported pro forma net income of $972,000, or $0.02 per share, in the September 2004 quarter, compared to a pro forma net loss of $9.5 million, or $0.18 per share, in the June 2004 quarter and a pro forma net loss of $3.7 million, or $0.07 per share, in the prior year period. Important information regarding these pro forma results is provided below under “Non-GAAP Financial Measures” and should be read to better understand the charges excluded in pro forma results and why pro forma information is presented.

“We are pleased that we returned to year-over-year growth in total revenue and license revenue in the September quarter,” said David Mitchell, president and CEO, webMethods, Inc. “Our disciplined approach toward managing our costs during a quarter of strong revenue growth enabled us to return the company to pro forma profitability in the September quarter. With the launch of webMethods Fabric, we have once again set the standard for the business integration software market. Our unified suite of differentiated products gives us a competitive advantage in the marketplace and enables our customers’ IT departments to keep pace with the changing requirements of their businesses.”

Additional September 2004 Quarterly Financial Highlights:

•	Cash and marketable securities at September 30, 2004 totaled $142.9 million, compared to $147.3 million at June 30, 2004.

•	Days Sales Outstanding (DSOs) were 80 days, compared to 79 days in the June 2004 quarter.

•	Total deferred revenue was $39.8 million, compared to $37.8 million in the June 2004 quarter.

•	International revenue accounted for 36% of total revenue in the September 2004 quarter, compared to 39% in the June 2004 quarter.

•	No single customer represented 10% or more of total revenue in the September 2004 quarter.

Financial Outlook: Based on currently available information, webMethods anticipates total revenue in the quarter ending December 31, 2004 will be in the range of $49 million to $53 million and pro forma net income per share for the December 2004 quarter will be in the range of $0.03 per share to a net loss per share of $0.03. Pro forma earnings per share figures for the December 2004 quarter are expected to exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible assets, which are expected to total approximately $1.3 million.

Technology Highlights: With the release of webMethods Fabric in early October 2004, webMethods continued executing on its strategy of developing and delivering the next generation of business integration technology. webMethods Fabric extends webMethods’ market-leading, standards-based integration solutions by enabling businesses and government agencies to integrate, assemble and optimize new and differentiated business processes. webMethods Fabric reaches into all of the existing IT assets of an enterprise, extends those assets by exposing the integrations and underlying business processes as services, and then instruments those services to provide real-time operational and business metrics about the performance of each service. The ability to readily obtain these metrics is a unique capability of webMethods Fabric, which allows the solution to deliver self-aware, self-diagnostic and predictive business components called Smart Services™. Smart Services inherit all of the enterprise-class quality of service features inherent within webMethods Fabric and can be assembled into Smart Processes™, which provide unparalleled real-time visibility and intelligence into the health and status of any business process.

In the September 2004 quarter, webMethods introduced the latest version of webMethods Portal™, a standards-based presentation platform for delivering personalized, role-based access to relevant information, applications and business processes across the enterprise. With this latest release, webMethods Portal is fully compliant with the leading-edge standards JSR168 and WS-Remote Portlets (WSRP), which enables webMethods Portal to host any portlet that has been written to these standards, thus helping customers avoid vendor lock-in and maximize developer skill sets. Now customers can choose from a rich variety of compliant remote content and incorporate the content with just a few mouse clicks and no custom programming.

webMethods also reaffirmed its commitment to Web services standards leadership in the September 2004 quarter with the announcements that it co-authored the recently published Web Services Metadata Exchange (WS-MeX) specification and assisted in publishing the Web Services

Distributed Management (WS-DM) specification. The WS-MeX specification, released September 20, 2004 by webMethods, BEA Systems, Computer Associates, IBM, Microsoft, SAP and Sun, is an important building block in creating flexible and adaptable Web services-based systems. It furthers the promise of Web services to reduce the cost and complexity of integrating systems between different platforms, operating systems and programming languages.

As a member of OASIS’ WS-Distributed Management Technical Committee since 2003, webMethods helps define Web services management best practices, including architecture and technology, to manage distributed resources. It is the Technical Committee’s objective that the WS-DM specification becomes widely adopted as the primary standard for managing Web services platforms. webMethods is already leveraging information from working on the WS-DM specification to help develop and further improve its own management offering within the recently introduced webMethods Fabric product suite.

Global Customer Wins: webMethods won new and additional business in the September 2004 quarter with strategic customers worldwide. The company experienced growing momentum in several vertical industries, with particular strength in manufacturing, retail/consumer packaged goods, financial services and the government sector. The following companies represent important new and follow-on business that closed during the September 2004 quarter: ABN AMRO Bank NV, Arrow Electronics, Freightliner, Ingersoll-Rand, Juniper Networks, LG Household and Health Care, Matsushita Electric Works, News Ltd., Nomura Securities, Rockwell Automation, Samsung Electronics, Solectron, Spartan Stores, StorageTek, Swisscom IT Services AG, T-Systems, Tokyo Star Bank, United States Department of Defense and USG Corporation, among others.

Record Number of Customer Projects Move Into Production: In the September 2004 quarter, webMethods documented more than 156 customer projects that moved into production. Global customers that moved projects into production in the September 2004 quarter included: AEP Energy Services, Analog Devices, Applied Materials, BCE Emergis, Inc., Best Buy, Canadian National Railway, Carnival Corporation, Commonwealth of Pennsylvania Department of Public Welfare, Corporate Express, Dean Foods, DekaBank, EchoStar Satellite Corporation, Exostar, Freddie Mac, HP Hood, International Paper, Key Bank, Level 3 Communications, Lexmark International Group, Inc., LG Electronics, Maxtor Corporation, Medtronic, National Electronics Warranty (NEW) Corporation, National City Corporation, Norsk Hydro ASA, SC Johnson Ltd., Shanghai General Motors, Shell Canada Limited, Standard Register Company, Stora Enso, Suncor Energy, Toshiba Corporation, Unisys Corporation, US Freightways Corporation, Vodafone KK and Wells Fargo Services Co., among others.

webMethods Partners for Success: webMethods continued to advance partnerships with leading software vendors and systems integrator partners. webMethods has formed an alliance with Frameworx, Inc., a leading warehouse management system company in the Asia Pacific region, to offer global supply chain management utilizing radio frequency identification (RFID) technology. The alliance will provide customers with enterprise-wide, seamless, real-time logistics management specifically designed for Japanese, Chinese and Korean supply chains. webMethods also announced an OEM agreement with OATSystems, Inc., the recognized RFID framework leader, in which webMethods has licensed the OAT Foundation Suite to provide a comprehensive RFID framework solution to its customers. webMethods will make it easier for customers to add RFID technology to their existing infrastructures by embedding the OAT Foundation Suite into the latest version of the webMethods RFID Starter Pack™.

Additionally, global systems integrator partners, such as Accenture, BearingPoint, Capgemini, Deloitte and EDS, contributed to webMethods’ revenue through direct influence in key vertical wins.

Conference Call Information:   webMethods will host a conference call to discuss the company’s fiscal second quarter financial results and future guidance at 5:00 p.m. Eastern Time today. The conference call will be available via webcast at www.webmethods.com/investors. A replay of the conference call will be available through midnight, October 29, 2004 at www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 946708.

Non-GAAP Financial Measures

This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items and include a provision for income taxes in the September 2004 quarter. Pro forma results for the September 2004 and June 2004 quarters exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible asset charges. Pro forma results for the September 2004 quarter also exclude restructuring charges and an equity investment impairment charge, and include a provision for income taxes based on a 35 percent combined tax rate. Pro forma results for the September 2003 quarter exclude amortization of deferred-stock compensation and warrant charges. The financial information attached to this press release reconciles the pro forma operating results given above for the September 2004 quarter, the prior year period and the June 2004 quarter to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.

Pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical results of operations and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,200 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

# # #

webMethods is a registered trademark, and Global Business Visibility, webMethods Portal, webMethods RFID Starter Pack, Smart Services and Smart Processes are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, the size and quality of our pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, net earnings or loss and pro forma earnings or loss per share) and financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or parts of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of competitive and pricing pressures; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2004 , and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2004, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Condensed Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	September 30, 2004			September 30, 2003
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted
Revenues
License	$23,752	$—	$23,752	$22,025	$—	$22,025
Professional services	12,433	—	12,433	10,578	—	10,578
Maintenance	15,026	—	15,026	12,786	—	12,786

Total revenues	51,211	—	51,211	45,389	—	45,389

Cost of revenues
Amortization of intangibles	599	(599)	—	—	—	—
License	245	—	245	555	—	555
Professional services and maintenance	14,420	—	14,420	12,425	(22)	12,403

Total cost of revenues	15,264	(599)	14,665	12,980	(22)	12,958

Gross profit	35,947	599	36,546	32,409	22	32,431

Operating expenses
Sales and marketing	20,413	(661)	19,752	22,188	(721)	21,467
Research and development	10,820	—	10,820	10,867	(10)	10,857
General and administrative	4,868	—	4,868	4,527	(3)	4,524
Restructuring costs	2,756	(2,756)	—	—	—	—

Total operating expenses	38,857	(3,417)	35,440	37,582	(734)	36,848

Operating income (loss)	(2,910)	4,016	1,106	(5,173)	756	(4,417)

Interest income and other, net	389	—	389	699	—	699
Impairment of equity investment in private company	(1,057)	1,057	—	—	—	—

Net income (loss) before taxes	(3,578)	5,073	1,495	(4,474)	756	(3,718)

Provision for income taxes (1)	(262)	785	523	—	—	—

Net income (loss)	$(3,316)	$4,288	$972	$(4,474)	$756	$(3,718)

Net loss per share
Basic			$0.02			$(0.07)
Fully Diluted			$0.02			$(0.07)
Shares used in computing per share amount
Basic			53,088,527			52,038,339
Fully Diluted			53,456,078			52,038,339

* Excludes stock based compensation and warrant charge, impairment of equity investment in private company, amortization of intangibles and restructuring costs and includes projected pro forma tax expense.

1) The projected pro forma effective tax rate for the three months ended September 30, 2004 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

	Six Months Ended			Six Months Ended
	September 30, 2004			September 30, 2003
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted
Revenue
License	$37,926	$—	$37,926	$43,827	$—	$43,827
Professional services	25,293	—	25,293	19,451	—	19,451
Maintenance	29,821	—	29,821	25,336	—	25,336

Total revenue	93,040	—	93,040	88,614	—	88,614

Cost of revenue
Amortization of intangibles	1,198	(1,198)	—	—	—	—
License	865	—	865	1,022	—	1,022
Professional services and maintenance	28,659	—	28,659	24,106	(44)	24,062

Total cost of revenue	30,722	(1,198)	29,524	25,128	(44)	25,084

Gross profit	62,318	1,198	63,516	63,486	44	63,530

Operating expenses
Sales and marketing	42,032	(1,322)	40,710	45,334	(1,417)	43,917
Research and development	21,870	—	21,870	22,068	(10)	22,058
General and administrative	9,941	—	9,941	8,953	(6)	8,947
Restructuring costs	2,756	(2,756)	—	—	—	—

Total operating expenses	76,599	(4,078)	72,521	76,355	(1,433)	74,922

Operating loss	(14,281)	5,276	(9,005)	(12,869)	1,477	(11,392)

Interest income and other, net	1,027	—	1,027	1,634	—	1,634
Impairment of equity investment in private company	(1,057)	1,057	—	—	—	—

Net loss before taxes	(14,311)	6,333	(7,978)	(11,235)	1,477	(9,758)

Provision for income taxes (1)	(241)	785	544	—	—	—

Net loss	$(14,070)	$5,548	$(8,522)	$(11,235)	$1,477	$(9,758)

Net loss per share
Basic			$(0.16)			$(0.19)
Fully Diluted			$(0.16)			$(0.19)
Shares used in computing per share amount
Basic			52,958,538			51,922,154
Fully Diluted			52,958,538			51,922,154

*	Excludes stock based compensation and warrant charge, impairment of equity investment in private company, amortization of intangibles and restructuring and related costs.

1)	The projected pro forma effective tax rate for the three months ended September 30, 2004 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Condensed Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenue
License	$23,752	$22,025	$37,926	$43,827
Professional services	12,433	10,578	25,293	19,451
Maintenance	15,026	12,786	29,821	25,336

Total revenue	51,211	45,389	93,040	88,614

Cost of revenue
Amortization of intangibles	599	—	1,198	—
License	245	555	865	1,022
Professional services and maintenance:
Stock based compensation	—	22	—	44
Other professional services and maintenance costs	14,420	12,403	28,659	24,062

Total cost of revenue	15,264	12,980	30,722	25,128

Gross profit	35,947	32,409	62,318	63,486

Operating expenses
Sales and marketing:
Stock based compensation and warrant charge	661	721	1,322	1,417
Other sales and marketing costs	19,752	21,467	40,710	43,917
Research and development:
Stock based compensation	—	10	—	10
Other research and development costs	10,820	10,857	21,870	22,058
General and administrative:
Stock based compensation	—	3	—	6
Other general and administrative	4,868	4,524	9,941	8,947
Restructuring costs	2,756	—	2,756	—

Total operating expenses	38,857	37,582	76,599	76,355

Operating loss	(2,910)	(5,173)	(14,281)	(12,869)

Interest income and other, net	389	699	1,027	1,634
Impairment of equity investment in private company	(1,057)	—	(1,057)	—

Net loss before taxes	$(3,578)	$(4,474)	$(14,311)	$(11,235)

Provision for income taxes	(262)	—	(241)	—

Net loss	$(3,316)	$(4,474)	$(14,070)	$(11,235)

Basic and fully diluted net loss per share	$(0.06)	$(0.09)	$(0.27)	$(0.22)
Shares used in computing per share amount
Basic	53,088,527	52,038,339	52,958,538	51,922,154
Fully Diluted	53,456,078	52,038,339	52,958,538	51,922,154

Pro forma net loss per share excluding certain expenses (a)
Net income (loss) excluding certain expenses (a)	972	(3,718)	(8,522)	(9,758)
Net loss per share (a)
Basic	$0.02	$(0.07)	$(0.16)	$(0.19)
Fully Diluted	$0.02	$(0.07)	$(0.16)	$(0.19)
Shares used in computing per share amount
Basic	53,088,527	52,038,339	52,958,538	51,922,154
Fully Diluted	53,456,078	52,038,339	52,958,538	51,922,154

(a) Excludes stock based compensation and warrant charge, impairment of equity investment in private company, amortization of intangibles and restructuring costs and includes projected pro forma tax expense.

1) The projected pro forma effective tax rate for the three months ended September 30, 2004 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Pro Forma Condensed Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	September 30, 2004			June 30, 2004
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted
Revenues
License	$23,752	$—	$23,752	$14,174	$—	$14,174
Professional services	12,434	—	12,434	12,860	—	12,860
Maintenance	15,026	—	15,026	14,795	—	14,795

Total revenues	51,212	—	51,212	41,829	—	41,829

Cost of revenues
Amortization of intangibles	599	(599)	—	599	(599)	—
License	245	—	245	620	—	620
Professional services and maintenance	14,420	—	14,420	14,239	—	14,239

Total cost of revenues	15,264	(599)	14,665	15,458	(599)	14,859

Gross profit	35,948	599	36,547	26,371	599	26,970

Operating expenses
Sales and marketing	20,413	(661)	19,752	21,619	(661)	20,958
Research and development	10,820	—	10,820	11,050	—	11,050
General and administrative	4,868	—	4,868	5,073	—	5,073
Restructuring costs	2,756	(2,756)	—	—	—	—

Total operating expenses	38,857	(3,417)	35,440	37,742	(661)	37,081

Operating income (loss)	(2,909)	4,016	1,107	(11,371)	1,260	(10,111)

Interest income and other, net	388	—	388	638	—	638
Impairment of equity investments in private company	(1,057)	1,057	—	—	—	—

Net income (loss) before taxes	(3,578)	5,073	1,495	(10,733)	1,260	(9,473)

Provision for income taxes (1)	(262)	785	523	21	—	21

Net Income (loss)	$(3,316)	$4,288	$972	$(10,754)	$1,260	$(9,494)

Net loss per share
Basic			$0.02			$(0.18)
Fully Diluted			$0.02			$(0.18)
Shares used in computing per share amount
Basic			53,088,527			52,827,120
Fully Diluted			53,456,078			52,827,120

* Excludes stock based compensation and warrant charge, impairment of equity investment in private company, amortization of intangibles and restructuring costs and includes projected pro forma tax expense.

1) The projected pro forma effective tax rate for the three months ended September 30, 2004 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	March 31,
	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$63,582	$75,462
Marketable securities available for sale	72,926	44,328
Accounts receivable, net	45,704	47,050
Prepaid expenses and other current assets	7,798	6,398

Total current assets	190,010	173,238
Marketable securities available for sale	6,366	36,157
Property and equipment, net	7,448	8,106
Other assets	7,028	9,130
Goodwill	46,704	46,704
Intangibles assets, net	9,589	10,787

Total assets	$267,145	$284,122

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,246	$11,055
Accrued expenses	16,123	17,084
Accrued salaries and commissions	11,647	11,560
Deferred revenue	37,607	36,785
Current portion of capital lease	583	909

Total current liabilities	73,206	77,393
Capital lease obligations, net of current portion	152	373
Other long term liabilities	799	1,000
Long term deferred revenue	2,175	2,802

Total liabilities	76,332	81,568

STOCKHOLDERS EQUITY
Common stock	531	527
Additional paid-in capital	523,333	521,455
Deferred stock-based compensation	(4,302)	(5,625)
Accumulated other comprehensive income	1,681	2,557
Accumulated deficit	(330,430)	(316,360)

Total stockholders’ equity	190,813	202,554

Total liabilities and stockholders’ equity	$267,145	$284,122

webMethods, Inc. Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(14,070)	$(11,235)
Adjustments to reconcile net loss to net cash (used in)/provided by in operating activities:
Depreciation and amortization	3,243	4,320
Provision for allowance for doubtful accounts	241	—
Amortization of deferred stock compensation and warrant charge	1,322	1,477
Amortization of intangibles	1,198	—
Conversion of interest income to equity in private company investments	—	(257)
Impairment of equity investment in private company	1,057	—
Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	754	5,433
Prepaid expenses and other current assets	(1,443)	(1,210)
Other non-current assets	980	41
Accounts payable	(3,712)	(217)
Accrued expenses	(1,074)	(686)
Accrued salaries and commissions	149	(622)
Deferred revenue	403	(6,537)

Net cash (used in)/provided by operating activities	(10,952)	(9,493)

Cash flows from investing activities:
Purchases of property and equipment	(2,660)	(1,597)
Net sales of marketable securities available for sale	874	8,712
Proceeds from the sale of investment in private company	—	1,000

Net cash (used in)/provided by investing activities	(1,786)	8,115

Cash flows from financing activities:
Payments on capital leases	(547)	(2,085)
Proceeds from exercise of stock options and stock issued under the ESPP	1,882	1,636

Net cash provided by financing activities	1,335	(449)

Effect of the exchange rate on cash	(477)	1,200

Net (decrease)/increase in cash and cash equivalents	(11,880)	(627)
Cash and cash equivalents at beginning of period	75,462	79,702

Cash and cash equivalents at end of period	$63,582	$79,075